UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 4, 2008

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

                1-31945                                                                52-1106564

                        (Commission File Number)                                                                (IRS Employer Identification No.)

                    2230 East Imperial Highway
                    El Segundo, California                                                                                                    90245

                        (Address of Principal Executive Offices)                                                                            (Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01           Other Events

On March 4, 2008, Chase Carey, President and Chief Executive Officer of The DIRECTV Group, Inc. (the “Company”), entered into a plan intended to comply with the provisions of Rule 10b5-1 of the Securities Exchange Act of 1934 (the “10b5-1 Plan”).  Mr. Carey’s 10b5-1 Plan relates to one grant of stock options for 269,751 shares of common stock of the Company, which expires on September 7, 2008.  The Company has approved the 10b5-1 Plan.  In connection with this plan, also on March 4, 2008, Mr. Carey exercised a portion of such option and sold the related shares (119,751 shares).  The 10b5-1 Plan provides for the exercise and sale of the remaining 150,000 shares subject to this option in monthly amounts of 25,000 shares, beginning in March and ending in August, subject to certain limitations.  Such 10b5-1 Plan is subject to change, with the Company’s approval and in accordance with applicable law.

In addition, Patrick T. Doyle, Senior Vice President and Chief Financial Officer of the Company, exercised 24,000 stock options granted by the Company, and sold the related shares.  By the option terms, this option would otherwise have expired in May 2008.

After these transactions, each of Mr. Carey and Mr. Doyle holds stock or stock equivalents substantially in excess of the executive ownership guidelines as adopted by the Company and as described in the Company’s proxy statement dated April 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    THE DIRECTV GROUP, INC.
                    (Registrant)

Date:  March 7, 2008                                                                                By:           /s/ Larry D. Hunter
                    Name:      Larry D. Hunter
                    Title:        Executive Vice President,
                     General Counsel and Secretary